Exhibit 10.1

FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT

This First Amendment to the Stockholders Agreement dated as of September 29, 2026 (this “Amendment”), is entered into by and between Diamondback Energy, Inc., a Delaware corporation (the “Company”), and SGF FANG Holdings, LP (“SGF FANG Holdings”). Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Stockholders Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Initial Stephens Stockholders entered into that certain Stockholders Agreement, dated as of September 10, 2024 (the “Stockholders Agreement”);

WHEREAS, SGF FANG Holdings became a Stephens Stockholder pursuant to a joinder agreement entered into in accordance with the Stockholders Agreement (the “Joinder”) and, as of the date hereof, holds a majority of the Voting Securities held by all Stephens Stockholders and therefore constitutes the Stephens Majority;

WHEREAS, Section 7.3 of the Stockholders Agreement provides that the Stockholders Agreement may be amended by a written instrument executed by the Company and the Stephens Majority; and

WHEREAS, the Company and the Stephens Majority desire to amend the Stockholders Agreement as set forth herein to, among other things, modify the number of individuals that the Stephens Majority is entitled to designate to the Board at specified Beneficial Ownership thresholds.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.            Amendment to Section 2.1(b). Section 2.1(b) is hereby deleted in its entirety and replaced with the following:

“(b)        Notwithstanding the foregoing provisions of Section 2.1(a), the number of individuals that the Stephens Majority is entitled to designate to serve as Directors pursuant to Section 2.1 shall be permanently reduced to: (i) two (2) Directors if, at any time, the Stephens Stockholders, in the aggregate, Beneficially Own at least 10% of the Outstanding Shares but less than 25% of the Outstanding Shares; and (ii) no Directors if, at any time, the Stephens Stockholders, in the aggregate, Beneficially Own less than 10% of the Outstanding Shares. Any step-down reductions in the number of individuals that the Stephens Majority is entitled to designate to serve as Directors pursuant to the immediately preceding sentence is referred to in any such case hereinafter as the “Board Stepdown.”

2.            Amendment to Section 7.2. Section 7.2 is hereby amended by deleting the notice information set forth therein and replacing such notice information with the following:

“if to the Company:

Diamondback Energy, Inc.

500 West Texas Ave., Suite 100

Midland, TX 79701

Attention: Kaes Van’t Hof, Chief Executive Officer

Email: [***]

with a copy (not constituting notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Zachary S. Podolsky; Ryan J. Lynch

Email: Zachary.Podolsky@lw.com; Ryan.Lynch@lw.com

if to the Stephens Stockholders:

SGF FANG Holdings, LP

8111 Douglas Ave., Suite 1200

Dallas, TX 75225

Attention: Kevin T. Keen

Email: [***]

with a copy (not constituting notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002

Attention: Hillary Holmes

Email: hholmes@gibsondunn.com”

3.            Effectiveness of this Amendment. Pursuant to Section 7.3 and Section 7.15 of the Stockholders Agreement, this Amendment will become effective and binding upon the Company and the Stephens Stockholders as of the date hereof.

4.            Effect of the Amendment. Except as expressly amended hereby, the Stockholders Agreement is hereby ratified and confirmed in all respects.

5.            Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of Laws thereof.

6.            Entire Agreement. This Amendment, together with the Stockholders Agreement and the Joinder, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein or therein.

7.            Severability. If any provision of this Amendment, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Amendment shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

8.            Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

COMPANY:

DIAMONDBACK ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Name: Kaes Van’t Hof
Title: Chief Executive Officer

STEPHENS MAJORITY:

SGF FANG HOLDINGS, LP

By: SGF Capital LLC, its general partner

By:	/s/ Kevin T. Keen
Name: Kevin T. Keen
Title: COO & General Counsel

[Signature Page to First Amendment to Stockholders Agreement]